Exhibit 99.1

Editorial Contact:	Investor Contact:
Nikolett Bacso	Jane Underwood
nikolett_bacso@securecomputing.com	jane_underwood@securecomputing.com
206-336-1542	408-979-6186

Secure Computing Reports Second Quarter 2006 Results

SAN JOSE, Calif., July 26, 2006 – Secure Computing Corporation (Nasdaq:SCUR), the experts in securing connections between people, applications and networks™, today announced second quarter 2006 revenue of $38.7 million. This represents a 48% increase compared to $26.1 million in the same quarter last year, and a 9% decrease compared to revenues of $42.6 million in the prior quarter. On a GAAP basis, net income was $6.7 million, or $0.11 per fully-diluted share, for the second quarter of 2006, which includes the impact of reducing by $7.3 million the valuation allowance that has been established against the Company’s net deferred tax asset. Excluding the impact of the reduction in the tax valuation allowance, the net loss for the second quarter was $657,000.

Second quarter non-GAAP net income was $5.0 million or $0.08 per fully-diluted share. These non-GAAP results exclude stock-based compensation, amortization of acquired intangible assets and the impact of the utilization of net operating losses and tax valuation allowance, (refer to the “Use of Non-GAAP Financial Measures” section for a reconciliation of GAAP to Non-GAAP financial information).

“Although revenue for the quarter was short of plan, it was not due to a lack of market opportunity for our products,” said John McNulty, chairman, president and chief executive officer of Secure Computing. “Our revenue shortfall was due to a combination of a larger than normal number of orders slipping out of the quarter at the end of June, coupled with purchasing delays by our customers as a result of the CyberGuard acquisition. Since the CyberGuard transaction brought together very similar and overlapping Unified Threat Management (UTM) products, customers delayed making purchasing decisions as they waited for completed roadmaps that included upgrade paths for their installed products.”

“The UTM product roadmap, which was completed within 100 days after the close of the transaction, has been well received by both our customers and channel partners,” added McNulty. “We also have taken the necessary actions to firm up our sales execution processes and expect the vast majority of business that did not close in the second quarter to close in the second half of this year.”

“Looking back on the last six months, we found that Secure Computing and CyberGuard customers waited for completed product roadmaps before making purchasing decisions,” said Tim Steinkopf, senior vice president of operations and chief financial officer of Secure Computing. “No such product rationalization needs to occur with the CipherTrust transaction. Both companies provide complete and differentiated product sets, which complement each other in their core value propositions. While we will need to revisit our product roadmaps and schedules again, the majority of work will be focused on adding more capabilities within the current products.”

Second Quarter Financial Highlights:

•	Gross profit in the second quarter was 74% of revenue or $28.8 million. Excluding stock-based compensation and the amortization of acquired intangible assets, gross profit in the second quarter was 78% of revenue or $30.3 million. This compares to 83% of revenue, or $21.6 million, in the year ago quarter and 74% of revenue, or $31.6 million, in the prior quarter.

•	Second quarter operating expenses were $31.5 million, or 81% of revenue. Second quarter non-GAAP operating expenses were $26.8 million or 69% of revenue, compared to 64% of revenue in the year ago quarter.

•	Operating loss for the second quarter was $2.7 million, or -7% of revenue. Second quarter non-GAAP operating income was 9% of revenue, compared to 19% in the same quarter last year.

•	Net income for the second quarter was $6.7 million. Second quarter non-GAAP net income was $5.0 million or $0.08 per fully-diluted share, compared to non-GAAP net income of $5.1 million, or $0.14 per fully diluted share in the same quarter last year.

•	Deferred revenue increased $3.4 million, bringing the total deferred revenue balance to $68.3 million at the end of June. This represents a 5% increase compared to $64.9 million at March 31, 2006.

•	Indirect bookings were approximately 79% of revenue for the second quarter, compared to 73% in the prior quarter.

•	Days sales outstanding were 71 days.

•	Cash and investments were $102.6 million at June 30, 2006. Cash generated from operations in the quarter was $7.8 million.

Use of Non-GAAP Financial Measures

Secure Computing provides financial statements that are prepared in accordance with GAAP. In addition, this press release also provides financial measures for net income and earnings per fully-diluted share that are not calculated in accordance with GAAP. Management believes that these non-GAAP financial measures enhance the investors’ overall understanding of our financial performance and the comparability of the company’s operating results from period to period. These non-GAAP results exclude the following items which are included under GAAP: stock-based compensation expense, amortization of acquired intangible assets, litigation settlement costs, duplicate and one-time integration costs, non-recurring facility move costs, and the impact of non-cash tax expense/benefit. A reconciliation of the GAAP and non-GAAP income statements for the second quarter and year to date are provided at the end of this press release.

About Secure Computing

Secure Computing (NASDAQ:SCUR) has been securing the connections between people and information for over 20 years. Specializing in delivering the world’s strongest security appliances/firewalls, strong authentication, and content management and filtering solutions, Secure Computing is uniquely qualified to be the global security solutions provider to organizations of all sizes. Our more than 16,000 global customers, supported by a worldwide network of partners, include the majority of the Dow Jones Global 50 Titans and the most prominent organizations in banking, financial services, healthcare, telecommunications, manufacturing, public utilities, education, and national and local governments. The company is headquartered in San Jose, Calif., and has offices worldwide. For more information, see http://www.securecomputing.com.

Secure Computing’s Outlook Publication Procedures

Secure Computing publishes an Outlook section in its quarterly operating results press release. The company continues its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Secure Computing refers any questions regarding the current outlook back to the quarterly results press release Outlook section. The quarterly results press release, which includes the Outlook section, is available to the public on the company’s Web site (www.securecomputing.com). Unless Secure Computing is in a Quiet Period (described below), the public can continue to rely on the Outlook section that is part of this quarterly operating results press release as still being the company’s current expectations on matters covered, unless Secure Computing publishes a notice stating otherwise.

From the close of business on September 15, 2006, until publication of a press release regarding the third quarter 2006 operating results, Secure Computing will observe a Quiet Period. During the Quiet Period, the Outlook section and other forward-looking statements contained in this operating results press release as well as in the company’s filings with the SEC, should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Secure Computing representatives will not comment concerning the Outlook section or Secure Computing’s financial results or expectations.

Current Outlook

The forward-looking statements in this Outlook are based on current expectations and are subject to risks, uncertainties and assumptions described under the sub-heading “Forward-Looking Statements.” Actual results may differ materially from the expectations expressed below.

For the third quarter of 2006, excluding any impact from the pending CipherTrust merger:

•	Revenues are expected to be between $40 million to $43 million.

•	GAAP net income is expected to be approximately $1.0 - $1.5 million, after the recognition of approximately $2.2 million impact of non-cash tax benefit.

•	Non-GAAP gross margin, excluding stock based compensation expense and the amortization of intangibles is expected to be approximately 75%.

•	Non-GAAP operating expenses, excluding stock based compensation expense, and amortization of intangibles, are expected to be approximately 65% to 67% of revenue.

•	Non-GAAP fully diluted earnings per share, which excludes stock based compensation expense, amortization of intangibles, and non-cash tax expense/benefit, is expected to be in the range of $0.05 to $0.08 per share assuming a fully diluted weighted average share count of approximately 61 million.

Forward Looking Statements

This release contains forward-looking statements concerning revenues, aggregate margins, operating expenses and profitability for this and future quarters, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. In order to meet these projections, the company must continue to obtain new enterprise relationships with major clients and overall demand for its products must continue to grow at current or greater levels. The company also must be able to motivate and retain key employees and staff current and future projects in a cost-effective manner and must effectively control its marketing, research, development and administrative costs, including personnel expenses. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that changes in customer requirements and other general economic and political uncertainties and weaknesses in geographic regions of the world could impact the company’s relationship with its customers, partners and alliances; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Products	$24,527	$18,763	$53,702	$37,600
Services	14,219	7,350	27,661	14,092

Total revenues	38,746	26,113	81,363	51,692

Cost of revenues:
Products	6,047	3,257	14,876	6,933
Services	2,624	1,278	5,004	2,587
Amortization of purchased intangibles	1,253	—	1,976	—

Total cost of revenues	9,924	4,535	21,856	9,520

Gross profit	28,822	21,578	59,507	42,172

Operating expenses:
Selling and marketing	17,829	10,829	33,625	20,954
Research and development	7,802	4,001	14,726	8,285
General and administrative	2,911	1,872	5,917	3,800
Amortization of purchased intangibles	2,989	130	4,680	266
Litigation settlement	—	—	2,500	—

	31,531	16,832	61,448	33,305

Operating (loss)/income	(2,709)	4,746	(1,941)	8,867

Other income	1,361	332	1,901	400

(Loss)/income before tax	(1,348)	5,078	(40)	9,267

Income tax benefit/(expense)	8,007	(132)	7,356	(259)

Net income	$6,659	$4,946	$7,316	$9,008

Preferred stock accretion	(937)	—	(1,750)	—
Charge from beneficial conversion of preferred stock	—	—	(12,603)	—

Net income/(loss) applicable to common shareholders	$5,722	$4,946	(7,037)	$9,008

Basic earnings/(loss) per share	$0.11	$0.14	$(0.13)	$0.25

Weighted average shares outstanding - basic	54,108	36,057	52,915	35,943

Diluted earnings/(loss) per share	$0.11	$0.13	$(0.13)	$0.24

Weighted average shares outstanding - diluted	60,994	37,207	52,915	36,940

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except per share amounts)

	Jun. 30, 2006	Dec. 31, 2005
Assets
Cash and cash equivalents	$71,158	$50,039
Investments	31,403	31,140
Accounts receivable, net	30,527	29,795
Inventory, net	3,810	2,174
Deferred income taxes	3,682	3,604
Other current assets	10,368	4,869

Total current assets	150,948	121,621

Property and equipment, net	10,481	3,841
Goodwill	313,428	39,230
Intangibles, net	45,200	1,814
Deferred income taxes	13,154	—
Other assets	3,500	5,257

Total assets	$536,711	$171,763

Liabilities and stockholders’ equity
Accounts payable	$4,580	$2,997
Accrued payroll	7,385	4,690
Other accrued expenses	6,450	2,377
Acquisition reserve	3,378	389
Deferred revenue	51,388	29,097

Total current liabilities	73,181	39,550

Acquisition reserve, net of current portion	1,801	364
Deferred revenue, net of current portion	16,941	9,966
Deferred tax liability	18,723	—

Total liabilities	110,646	49,880

Convertible preferred stock	63,758	—

Stockholders’ equity
Common stock	541	370
Additional paid-in capital	454,171	205,970
Accumulated deficit	(90,735)	(83,698)
Accumulated other comprehensive loss	(1,670)	(759)

Total stockholders’ equity	362,307	121,883

Total liabilities and stockholders’ equity	$536,711	$171,763

Condensed Consolidated Statement of Cash Flows

(Unaudited, in thousands, except per share amounts)

	Six months ended June 30,
	2006	2005
Operating activities
Net income	$7,316	$9,008
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation	1,842	1,067
Amortization of intangible assets	6,848	470
(Gain)/loss on disposals of property and equipment	(41)	385
Utilization of acquired NOL	(108)	—
Deferred income taxes	(7,316)	—
Share-based compensation	3,683	—
Changes in operating assets and liabilities, excluding effects of acquisition:
Accounts receivable	13,185	(454)
Inventories	568	(144)
Other current assets	174	78
Accounts payable	772	(488)
Accrued payroll	(760)	30
Accrued other expenses and reserves	(6,899)	(136)
Deferred revenue	282	1,848

Net cash provided by operating activities	19,546	11,664

Investing activities
Proceeds from sales/maturities of investments	12,423	5,777
Purchases of investments	(12,336)	(7,600)
Purchase of property and equipment, net	(6,355)	(906)
Decrease/(increase) in intangibles and other assets	1,553	(2,773)
Cash paid for business acquisition, net of cash acquired	(69,096)	—

Net cash used for investing activities	(73,811)	(5,502)

Financing activities
Proceeds from issuance of preferred stock, net of transaction fees	69,945	—
Proceeds from issuance of common stock	6,325	3,080
Excess tax benefits from employee stock options	22	—

Net cash provided by financing activities	76,292	3,080
Effect of exchange rates	(908)	11

Net increase in cash and cash equivalents	21,119	9,253
Cash and cash equivalents, beginning of period	50,039	37,899

Cash and cash equivalents, end of period	$71,158	$47,152

Reconciliation of Condensed Consolidated Statements of Operations to the

Non-GAAP Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30, 2006
	GAAP	Adjustments		Non-GAAP
Revenues:
Products	$24,527	—		$24,527
Services	14,219	—		14,219

Total revenues	38,746	—		38,746

Cost of revenues:
Products	6,047	(82	)A	5,965
Services	2,624	(144	)A	2,480
Amortization of purchased intangibles	1,253	(1,253	)B	—

Total cost of revenues	9,924	(1,479)		8,445

Total gross profit	28,822	1,479		30,301
% of Revenue	74.4%			78.2%

Operating expenses:
Selling and marketing	17,829	(801	)A	17,028
Research and development	7,802	(498	)A	7,304
General and administrative	2,911	(484	)A	2,427
Amortization of purchased intangibles	2,989	(2,989	)B	—

Total operating expenses	31,531	(4,772)		26,759

Operating (loss)/income	(2,709)	6,251		3,542
Other income	1,361	—		1,361

(Loss)/income before tax	(1,348)	6,251		4,903
Income tax benefit/(expense)	8,007	(7,958	)C	49

Net income	$6,659	(1,707)		$4,952

Preferred stock accretion	(937)	937	D	—

Net income applicable to common shareholders	$5,722	(770)		$4,952

Basic earnings/(loss) per share	$0.11	(0.02)		$0.09

Weighted average shares outstanding - basic	54,108	—		54,108

Diluted earnings/(loss) per share:	$0.11	(0.03)		$0.08

Weighted average shares outstanding - diluted	60,994	—		60,994

A	To exclude the effects of stock-based compensation.
B	To exclude the effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.
C	To exclude the tax impact of NOL utilization and tax valuation allowance.
D	To exclude the effects of the preferred stock accretion and the charge from the beneficial conversion of preferred stock.

Reconciliation of Condensed Consolidated Statements of Operations to the

Non-GAAP Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share amounts)

	Six Months Ended June 30, 2006
	GAAP	Adjustments		Non-GAAP
Revenues:
Products	$53,702	—		$53,702
Services	27,661	—		27,661

Total revenues	81,363	—		81,363

Cost of revenues:
Products	14,876	(153	)A	14,723
Services	5,004	(269	)A	4,735
Amortization of purchased intangibles	1,976	(1,976	)B	—

Total cost of revenues	21,856	(2,398)		19,458

Total gross profit	59,507	2,398		61,905
% of Revenue	73.1%			76.1%

Operating expenses:
Selling and marketing	33,625	(1,679	)A, F	31,946
Research and development	14,726	(1,099	)A, F	13,627
General and administrative	5,917	(1,490	)A, F	4,427
Amortization of purchased intangibles	4,680	(4,680	)B	—
Litigation settlement	2,500	(2,500	)C	—

Total operating expenses	61,448	(11,448)		50,000

Operating (loss)/income	(1,941)	13,846		11,905
Other income	1,901	—		1,901

(Loss)/income before income tax benefit/(expense)	(40)	13,846		13,806
Income tax benefit/(expense)	7,356	(7,423	)D	(67)

Net income	$7,316	6,423		$13,739

Preferred stock accretion	(1,750)	1,750	E	—
Charge from beneficial conversion of preferred stock	(12,603)	12,603	E	—

Net loss applicable to common shareholders	$(7,037)	20,776		$13,739

Basic (loss)/earnings per share	$(0.13)	0.39		$0.26

Weighted average shares outstanding - basic	52,915	—		52,915

Diluted earnings/(loss) per share	$(0.13)	0.37		$0.24

Weighted average shares outstanding - diluted	52,915	—		57,903

A	To exclude the effects of stock-based compensation.
B	To exclude the effects of the amortization of core and product technology and other intangible assets primarily related to business combinations.
C	To exclude the effects of a litigation settlement.
D	To exclude the tax impact of NOL utilization and tax valuation allowance.
E	To exclude the effects of the preferred stock accretion and the charge from the beneficial conversion of preferred stock.
F	To exclude the effects of one-time integration and facility move costs.